EXHIBIT 99.1

Chanticleer Holdings Reports Improvements in Revenue, Gross Profit Margins for Fourth Quarter and Full Year 2012

Fourth Quarter Same Store Gross Sales Increase 13.2% in Local Currency

CHARLOTTE, NC – April 2, 2013 - Chanticleer Holdings, Inc. (NASDAQ: HOTR) (“Chanticleer” or “the Company”), a minority owner in the privately held parent company of the Hooters® brand, Hooters of America (“HOA”), and a franchisee of international Hooters® restaurants, announced today its financial results for the fourth quarter and full year ended December 31, 2012.

Highlights Include:

  Restaurant revenue for the fourth quarter 2012 increased to $2.0 million, compared with $1.7 million in the third quarter 2012, an increase of 14.5%, and $980,000 in the year-ago fourth quarter. For the full year 2012, restaurant revenue was $6.8 million compared with $980,000 in the year-ago period. As of December 31, 2012, the Company had six restaurants (five consolidated and one joint venture) compared with three consolidated restaurants as of December 31, 2011.
  Gross profit margins for the fourth quarter 2012 were 61.4% compared with 58.2% in the third quarter 2012, and 48.5% in the year-ago fourth quarter. For the full year, gross profit margins were 59.1% compared with 48.5% in 2011.
  Same-store gross sales for restaurants opened more than a year increased 13.2% in local currency (Rands) and 5.2% in U.S. dollars for the fourth quarter 2012.
  Restaurant operating expenses for the fourth quarter 2012 were $1.1 million or 58.7% of restaurant revenue, compared with $598,000, or 61.0% for the year-ago quarter. For the full year 2012, restaurant operating expenses were $3.8 million, or 56.1% of revenue, compared with $598,000 or 61.0% for the full year 2011.
  The company opened three (two consolidated, one joint venture) new locations in 2012, and has targeted an additional four (three consolidated, one joint venture) locations for 2013.
  Net loss for the fourth quarter 2012 was $879,000, or $0.24 per share, compared with $667,000, or $0.53 per share for the year-ago fourth quarter. Net loss for the full year was $3.2 million, or $1.25 per share, compared with $1.2 million, or $0.98 per share.
  Restaurant EBITDA for the fourth quarter 2012 was $94,393 compared with $(20,625) in 2011; for the full year 2012 Restaurant EBITDA was $322,415 vs. $(20,625) in 2011.
  General and administrative (“G&A”) expenses for the fourth quarter 2012 were $784,000, or 39.7% of total revenue, compared with $488,000 or 48.4% in the year-ago fourth quarter. A portion of this increase was related to the Company’s South African operations’ accounting issues, which have been resolved. Full-year 2012 G & A was $2.6 million, or 38.0% of total revenue compared with $1.2 million, or 84.6% for the full year 2011.

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Mike Pruitt, President and CEO of Chanticleer, commented, “2012 was a significant year for Chanticleer Holdings as we lay the foundation for growth in the four international regions we are doing business in, improved our gross profit margins to 61.4%, and produced a robust increase in same-store sales growth. Specifically, we increased our footprint in South Africa and also expanded to Hungary, bringing the iconic Hooters brand, and the American experience, to new audiences. We have implemented several operational initiatives in South Africa, updated our menu offerings in conjunction with Hooters of America, and have added several items to the menu that are attractive to health-conscious consumers and the female market.”

“We expect to open four new locations in 2013, to bring our total restaurants to 10. We are pleased with our expansion into Hungary, and look forward to moving ahead with our plans to increase our seating capacity in that restaurant with the opening of a new patio area, in time for the upcoming tourist season. While our Budapest location is our first entry into the Eastern Europe market, we are targeting other locations in that region. In addition to Eastern Europe, we are also focusing on opening in Rio de Janeiro, Brazil, and other South African cities. We believe we have a solid business model that will help us to propel our growth in our international markets.”

Use of Non-GAAP Measures

Chanticleer Holdings, Inc. prepares its consolidated financial statements in accordance with United States generally accepted accounting principles ("GAAP"). In addition to disclosing financial results prepared in accordance with GAAP, the company discloses information regarding EBITDA, which differs from the term EBITDA as it is commonly used. In addition to adjusting net income (loss) from continuing operations to exclude taxes, interest, and depreciation and amortization, EBITDA also excludes pre-opening costs for our restaurants. EBITDA is not a measure of performance defined in accordance with GAAP. However, EBITDA is used internally in planning and evaluating the company's operating performance. Accordingly, management believes that disclosure of this metric offers investors, bankers and other stakeholders an additional view of the company's operations that, when coupled with the GAAP results, provides a more complete understanding of the company's financial results.

EBITDA should not be considered as an alternative to net loss or to net cash used in operating activities as a measure of operating results or of liquidity. It may not be comparable to similarly titled measures used by other companies, and it excludes financial information that some may consider important in evaluating the company's performance. A reconciliation of GAAP net income (loss) to EBITDA is included in the accompanying financial schedules.

About Chanticleer Holdings, Inc.

Chanticleer Holdings is focused on expanding the Hooters® casual dining restaurant brand in international emerging markets. Chanticleer currently owns all or part of the exclusive franchise rights to develop and operate Hooters restaurants in South Africa, Hungary and parts of Brazil, and has joint ventured with the current Hooters franchisee in Australia, while evaluating several additional international opportunities. The Company currently owns and operates in whole or part six Hooters restaurants in its international franchise territories: Durban, Johannesburg, Cape Town and Emperor’s Palace in South Africa; Campbelltown in Australia; and Budapest in Hungary.

In 2011, Chanticleer and a group of noteworthy private equity investors, which included H.I.G. Capital, KarpReilly, LLC and Kelly Hall, president of Texas Wings Inc., the largest Hooters franchisee in the United States, acquired Hooters of America (HOA), a privately held company. Today, HOA is the franchisor and operator of over 430 Hooters® restaurants in 28 countries. Chanticleer maintains a minority ownership stake in HOA and its CEO, Mike Pruitt, is also a member of HOA's Board of Directors.

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For further information, please visit www.chanticleerholdings.com
Facebook: www.Facebook.com/ChanticleerHOTR
Twitter: http://Twitter.com/ChanticleerHOTR

For further information on Hooters of America, visit www.Hooters.com
Facebook: www.Facebook.com/Hooters
Twitter: http://Twitter.com/Hooters

Safe Harbor/Risk Factors

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

•	Operating losses continuing for the foreseeable future; we may never be profitable;
•	Our business strategy includes operating a new line of business that is distinct and separate from our primary existing operations, which could be subject to additional business and operating risks;

•	Inherent risks in expansion of operations, including our ability to acquire additional territories, generate profits from new restaurants, find suitable sites and develop and construct locations in a timely and cost-effective way;

•	General risk factors affecting the restaurant industry, including current economic climate, costs of labor and food prices;

•	Intensive competition in our industry and competition with national, regional chains and independent restaurant operators;

•	Our rights to operate and franchise Hooters-branded restaurants are dependent on the Hooters’ franchise agreements;

•	Our business depends on our relationship with Hooters;

•	We do not have full operational control over the businesses of our franchise partners;

•	Failure by Hooters to protect its intellectual property rights, including its brand image;

•	Our business has been adversely affected by declines in discretionary spending and may be affected by changes in consumer preferences;

•	Increases in costs, including food, labor and energy prices;

•	Our business and the growth of our Company is dependent on the skills and expertise of management and key personnel;

•	Constraints could effect our ability to maintain competitive cost structure, including, but not limited to labor constraints;
•	Work stoppages at our restaurants or supplier facilities or other interruptions of production;
•	Our food service business and the restaurant industry are subject to extensive government regulation;
•	We may be subject to significant foreign currency exchange controls in certain countries in which we operate;
•	Inherent risk in foreign operation;
•	We may not attain our target development goals and aggressive development could cannibalize existing sales;
•	Current conditions in the global financial markets and the distressed economy;
•	A decline in market share or failure to achieve growth;
•	Unusual or significant litigation, governmental investigations or adverse publicity, or otherwise;
•	Adverse effects on our operations resulting from the current class action litigation in which the Company is one of several defendants;
•	Adverse effects on our results from a decrease in or cessation or clawback of government incentives related to investments;
•	Adverse effects on our operations resulting from certain geo-political or other events.

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Chanticleer cannot be certain that any expectation, forecast, or assumption made in preparing any forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its Web site or otherwise. We undertake no obligation to update the forward-looking statements provided to reflect events or circumstances that occur after the date on which they were made. Further information on our business, including important factors which could affect actual results are discussed in the Company's filings with the SEC, including its Annual Report on Form 10-K under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Contact:

Chanticleer Holdings, Inc.
Mike Pruitt
Chairman/CEO
Phone: 704.366.5122 x 1
mp@chanticleerholdings.com

Dian Griesel Inc.
Investor Relations:
Cheryl Schneider
cschneider@dgicomm.com

Public Relations:
Enrique Briz
ebriz@dgicomm.com
212.825.3210

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Chanticleer Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets
December 31, 2012 and 2011

	2012	2011
	(Unaudited)
ASSETS
Current assets:
Cash	$1,248,274	$165,129
Accounts receivable	161,073	108,714
Other receivable	85,473	42,109
Inventory	227,023	105,073
Due from related parties	137,763	76,591
Prepaid expenses	170,769	144,347
TOTAL CURRENT ASSETS	2,030,375	641,963
Property and equipment, net	2,316,146	1,505,059
Goodwill	396,487	396,487
Intangible assets, net	559,832	325,084
Investments at fair value	56,949	318,353
Other investments	2,116,915	1,582,148
Deposits and other assets	169,727	29,605
TOTAL ASSETS	$7,646,431	$4,798,699

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt and notes payable	$236,110	$1,171,855
Convertible notes payable	—	1,625,000
Accounts payable and accrued expenses	1,122,633	478,005
Other current liabilities	361,586	330,607
Current maturities of capital leases payable	27,965	41,590
Deferred rent	10,825	43,225
Due to related parties	13,733	30,204
TOTAL CURRENT LIABILITIES	1,772,852	3,720,486
Capital leases payable, less current maturities	60,518	85,853
Deferred rent	98,448	7,162
Other liabilities	186,060	263,321
Long-term debt, less current maturities	—	236,109
TOTAL LIABILITIES	2,117,878	4,312,931
Commitments and contingencies (Note 14)

Stockholders' equity:
Common stock: $0.0001 par value; authorized 20,000,000 and
200,000,000 shares; issued 3,698,896 shares and 1,506,061
shares; and outstanding 3,698,896 and 1,249,446 shares at
December 31, 2012 and 2011, respectively	370	151
Additional paid in capital	14,898,423	6,459,656
Other comprehensive (loss) income	(181,741)	50,650
Non-controlling interest	70,198	593,863
Accumulated deficit	(9,258,697)	(6,092,132)
Less treasury stock, 256,615 shares at December 31, 2011	—	(526,420)
	5,528,553	485,768
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,646,431	$4,798,699

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Chanticleer Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations

	Three months ended December 31,		Years ended December 31,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)
Revenue:
Restaurant sales, net	$1,958,073	$980,247	$6,752,323	$980,247
Management fee income - non-affiliates	25,000	26,500	100,000	493,167
Management fee income - affiliates	(7,815)	1,485	30,743	3,235
Total revenue	1,975,258	1,008,232	6,883,066	1,476,649
Expenses:
Restaurant cost of sales	756,235	504,971	2,761,949	504,971
Restaurant operating expenses	1,148,794	594,401	3,785,034	594,401
Restaurant pre-opening expenses	13,959	3,824	204,126	3,824
General and administrative expense	784,435	487,590	2,618,368	1,249,749
Depreciation and amortization	118,386	71,969	383,454	79,542
Total expenses	2,821,809	1,662,755	9,752,931	2,432,487
Loss from operations	(846,551)	(654,523)	(2,869,865)	(955,838)
Other income (expense)
Equity in earnings (losses) of investments	(4,329)	(66,857)	(14,803)	(76,113)
Realized (losses) gains from sales of investments	(16,598)	74,362	(16,598)	94,353
Other (expense) income	(816)	—	864	5,017
Interest expense	(42,131)	(119,591)	(474,926)	(183,467)
Other than temporary decline in available-for-sale securities	—	—	—	(147,973)
Total other expense	(63,874)	(112,086)	(505,463)	(308,183)
Net loss before income taxes	(910,425)	(766,609)	(3,375,328)	(1,264,021)
Provision for income taxes	11,208	—	19,205	—
Net loss before non-controlling interest	(921,633)	(766,609)	(3,394,533)	(1,264,021)
Non-controlling interest	42,257	99,932	227,968	101,307
Net loss	$(879,376)	$(666,677)	$(3,166,565)	$(1,162,714)

Net loss per share, basic and diluted	$(0.24)	$(0.53)	$(1.25)	$(0.98)
Weighted average shares outstanding	3,698,896	1,249,428	2,541,696	1,185,018

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Chanticleer Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	Three months ended
	December 31, 2012	September 30, 2012
Revenue:
Restaurant sales, net	$1,958,073	$1,710,632
Management fee income - non-affiliates	25,000	25,000
Management fee income - affiliates	(7,815)	31,880
Total revenue	1,975,258	1,767,512
Expenses:
Restaurant cost of sales	756,235	714,551
Restaurant operating expenses	1,148,794	943,618
Restaurant pre-opening expenses	13,959	125,947
General and administrative expense	784,435	666,300
Depreciation and amortization	118,386	97,883
Total expenses	2,821,809	2,548,299
Loss from operations	(846,551)	(780,787)
Other income (expense)
Equity in earnings (losses) of investments	(4,329)	33,412
Realized losses from sales of investments	(16,598)	—
Other (expense) income	(816)	1,680
Interest expense	(42,131)	(39,583)
Total other expense	(63,874)	(4,491)
Net loss before income taxes	(910,425)	(785,278)
Provision for income taxes	11,208	7,997
Net loss before non-controlling interest	(921,633)	(793,275)
Non-controlling interest	42,257	53,509
Net loss	$(879,376)	$(739,766)

Net loss per share, basic and diluted	$(0.24)	$(0.20)
Weighted average shares outstanding	3,698,896	3,698,896

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Chanticleer Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2012 and 2011

	2012	2011
Cash flows from operating activities:	(Unaudited)
Net loss	$(3,394,533)	$(1,264,021)
Adjustments to reconcile net loss to net cash used in
operating activities:
Other than temporary decline in value of available-for-sale securities	—	147,973
Bad debt expense - related party	—	750
Consulting and other services rendered in exchange for investment securities	—	(1,500)
Depreciation and amortization	383,454	79,542
Equity in (earnings) loss of investments	14,803	76,113
Common stock issued for services	32,400	74,573
Loss (gain) on sale of investments	16,598	(94,353)
Revaluation of equity investment prior to acquisitions	—	74,362
Amortization of warrants	169,201	35,247
Increase in amounts due from affiliate	(77,643)	(54,217)
Increase in accounts receivable	(52,359)	(81,528)
Increase in other receivable	(43,364)	(42,109)
Increase in prepaid expenses and other assets	(125,368)	(58,690)
Increase in inventory	(121,950)	(36,676)
Increase (decrease) in accounts payable and accrued expenses	785,965	(30,701)
Increase in deferred rent	58,886	20,308
Decrease in deferred revenue	—	(1,750)
Net cash used by operating activities	(2,353,910)	(1,156,677)

Cash flows from investing activities:
Proceeds from sale of investments	—	190,325
Investment distribution	—	8,140
Purchase of investments	(1,202,936)	(1,502,247)
Franchise costs	(239,684)	(75,000)
Purchase of property and equipment	(1,173,801)	(219,811)
Treasury stock proceeds	—	26,400
Net cash used by investing activities	(2,616,421)	(1,572,193)

Cash flows from financing activities:
Proceeds from sale of common stock	7,051,464	500
Proceeds from sale of common stock warrants, net	—	20,608
Loan proceeds	2,915,000	2,790,000
Loan repayment	(3,939,098)	(7,036)
Capital lease payments	(45,814)	(13,970)
Non-controlling interest investment	90,000	—
Other liabilities	(46,282)	62,262
Net cash provided by financing activities	6,025,270	2,852,364
Effect of exchange rate changes on cash	28,206	(4,372)
Net increase in cash and cash equivalents	1,083,145	119,122
Cash, beginning of year	165,129	46,007
Cash, end of year	$1,248,274	$165,129

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Reconciliation of net income (loss) to EBITDA
Unaudited

Year ended December 31, 2012:
	South Africa	Hungary	Management	Totals
Net loss	$(30,940)	$(303,128)	$(2,832,497)	$(3,166,565)
Interest expense	53,339	—	421,587	474,926
Pre-opening costs	37,772	166,354	—	204,126
Depreciation and amortization	334,520	45,293	3,641	383,454
Income taxes	19,205	—	—	19,205
EBITDA	$413,896	$(91,481)	$(2,407,269)	$(2,084,854)

Year ended December 31, 2011:
	South Africa	Hungary	Management	Totals
Net loss	$(103,310)	$—	$(1,059,404)	$(1,162,714)
Interest expense	7,332	—	176,135	183,467
Pre-opening costs	3,824	—	—	3,824
Depreciation and amortization	71,529	—	8,013	79,542
EBITDA	$(20,625)	$—	$(875,256)	$(895,881)

Three months ended December 31, 2012:
	South Africa	Hungary	Management	Totals
Net income (loss)	$23,153	$(86,338)	$(816,211)	$(879,396)
Interest expense	15,824	—	26,307	42,131
Pre-opening costs	—	13,959	—	13,959
Depreciation and amortization	86,619	29,968	1,799	118,386
Income taxes	11,208	—	—	11,208
EBITDA	$136,804	$(42,411)	$(788,105)	$(693,712)

Three months ended December 31, 2011:

	South Africa	Hungary	Management	Totals
Net loss	$(103,310)	$—	$(563,367)	$(666,677)
Interest expense	7,332	—	112,259	119,591
Pre-opening costs	3,824	—	—	3,824
Depreciation and amortization	71,529	—	440	71,969
EBITDA	$(20,625)	$—	$(450,668)	$(471,293)

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